Exhibit 32

Certification Pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934 and Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code

Ann D. Murtlow, President and Chief Executive Officer and Kirk B. Michael, Senior Vice President and Chief Financial Officer of IPALCO Enterprises, Inc. (“IPALCO”), each certifies that, to the best of his or her knowledge:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Secruties Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

/s/ Ann D. Murtlow	/s/ Kirk B. Michael
Ann D. Murtlow	Kirk B. Michael
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
August 5, 2010	August 5, 2010

A signed original of this written statement required by Section 906 has been provided to IPALCO and will be retained by IPALCO and furnished to the Securities and Exchange Commission or its staff upon request.